Exhibit 99.1

CLAIRE’S STORES, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT;
DOUBLES DIVIDEND RATE

     PEMBROKE PINES, FL., November 4, 2003. Claire’s Stores, Inc. (NYSE:CLE) announced today that its Board of Directors has declared a two-for-one stock split on its common and Class A common stock. Simultaneously, the Board announced that the dividend would remain at its current per share level rather than being adjusted downward to reflect the stock split, effectively doubling the dividend payout.

     The quarterly dividend payable on the Company’s common stock will remain at $0.06 per share and the quarterly dividend on its Class A common stock will remain at $0.03 per share. This marks the second dividend increase in Fiscal 2004. In May 2003, the Company raised the quarterly dividend on the common stock to $0.06 from $0.04 per share and the quarterly dividend on the Class A common stock to $0.03 from $0.02 per share.

     The payment date for the stock split as well as the cash dividend is December 19th, 2003 to stockholders of record on December 5th, 2003. Following the two-for-one stock split, there will be approximately 92,150,000 shares of Common Stock and 5,365,000 shares of Class A common stock issued and outstanding.

     Bonnie Schaefer and Marla Schaefer, the Acting Co-CEO’s and Co-Chairmen of the Board, said, “Claire’s Stores delivered strong performance last year in a difficult environment and has continued to register significant improvement year to date. The demand for our costume jewelry and accessories is continuing unabated and we believe the strategies we have in place will result in sustainable growth over the long-term. Today’s decision to split our stock and increase our dividend reflects our confidence in the future of this Company. We also took this step to enhance liquidity and return to shareholders.”

Company Overview

Claire’s Stores, Inc., is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adults through its two store concepts: Claire’s (North America and Europe) and Icing by Claire’s. As of October 4, 2003, Claire’s Stores, Inc. operated approximately 2,850 stores in the United States, the Caribbean, Puerto Rico, Canada, the United Kingdom, Ireland, Switzerland, Austria, Germany and France. Claire’s Stores, Inc. also operates through its subsidiary Claire’s Nippon, Co., Ltd., over 120 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.).

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and most recent 10-K and 10-Q reports are available via Claire’s Internet home page: http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation, changes in consumer preferences and consumer spending for pre-teen and teen apparel and accessories, competition, general economic conditions, currency fluctuations, uncertainties generally associated with the specialty retailing business, and potential difficulties or delays in identifying, attracting and retaining qualified individuals to serve in senior management positions and uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2003. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Contact Information: Marisa F. Jacobs, Vice President of Corporate Communications and Investor Relations

Phone: (212) 594-3127, Fax: (212) 244-4237 or Email at marisa.jacobs@claires.com